EXHIBIT 10.1


                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of November 12, 1997 by and between ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation with its principal place of business at 1810 N.E. 144th Street, North Miami, Florida 33181 ("AESP"); DATAHOLDING AS, a limited company organized under the laws of Norway (the "Company"); KNUT JOHANSSON, VERA NYGARD, AS INDUSTRIBYGNINGEN, KARL PETTER GI0RTZ AND EIVIND URBYE, each a resident of Norway, who together constitute all of the shareholders of the Company (together, the "Shareholders"). Certain other capitalized terms used herein are defined in Article XII and throughout this Agreement.

                                    RECITALS

         A. The Shareholders are the record and beneficial owners of all of the issued and outstanding shares of ordinary stock, 1 NOK per share, of the Company (the "Company Ordinary Stock");

         B. The Shareholders desire to exchange their Company Ordinary Stock for shares of common stock, par value $.01 per share, of AESP and AESP desires to acquire all of the Company Ordinary Stock through such exchange, on the terms and subject to the conditions contained herein (the "Share Exchange");

        C. The Board of Directors of the Company and the Shareholders have determined that the Share Exchange is in the best interests of the Company and the Shareholders, and the Board of Directors of the Company and the Shareholders have approved this Agreement and the transactions contemplated hereby; and

        D. The Board of Directors of AESP has determined that the Share Exchange is in the best interests of AESP and its shareholders and has approved this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the respective representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





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                                    ARTICLE I

                       EXCHANGE OF COMPANY ORDINARY STOCK

         1.1 EXCHANGE OF COMPANY ORDINARY STOCK. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in SECTION 2.1), the Shareholders will convey, assign, transfer and deliver to AESP, and AESP will acquire and accept from each Shareholder, all right, title and interest in and to the Company Ordinary Stock, free and clear of any Liens, other than those, if any, created by, or imposed upon, AESP by reason of its ownership in the Company Ordinary Stock.

         1.2 CONVEYANCE. Such conveyance, assignment, transfer and delivery shall be effected by delivery at the Closing by each Shareholder to AESP of stock certificates representing the Company Ordinary Stock, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the Company Ordinary Stock to AESP, free and clear of any and all Liens, other than those, if any, created by, or imposed upon, AESP by reason of its ownership in the Company Ordinary Stock.

         1.3 PURCHASE PRICE. The purchase price for all of the Company Ordinary Stock shall be an aggregate 360,000 shares of common stock, $0.01 par value per share, of AESP (the "AESP Common Stock"). All of the shares of AESP Common Stock to be issued to the Shareholders hereunder, are referred to as the "AESP Shares". Each holder of Company Ordinary Stock shall receive the number of AESP Shares set forth in SCHEDULE 1.3 in the Share Exchange.

         1.4 ACCOUNTING. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated as a pooling of interest business combination by AESP for accounting purposes in accordance with GAAP, Accounting Principles Board Opinion No.16 and the rules and regulations of the SEC, whereby subject to the satisfaction of certain criteria, among other consequences, the net income of the Company is combined (or "pooled") with AESP's net income for the entire year.


                                   ARTICLE II

                                     CLOSING

         2.1 CLOSING. Subject to the satisfaction or waiver of all the terms and conditions hereof, the closing (the "Closing") of the Share Exchange will take place on or about October 31, 1997 at 10:00 a.m. or as soon as practicable thereafter after satisfaction or waiver of the conditions to the Closing contained in ARTICLES VII and VIII hereof, at the offices of AESP's counsel, Akerman, Senterfitt & Eidson, P.A., One S.E. Third Avenue, Miami, Florida 33131, unless another date, time





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or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date".

         2.2 DELIVERY OF THE COMPANY ORDINARY STOCK. At the Closing, the Shareholders shall deliver to AESP certificates evidencing all of the issued and outstanding shares of Company Ordinary Stock (the "Certificates"), each duly endorsed or accompanied by stock powers duly executed in blank, with signatures guaranteed with appropriate transfer stamps, if any, affixed, and any other documents that are reasonably necessary to transfer title to such shares, including the appropriate documentation that the person transferring the Certificate(s) for AS Industribygningen ("ASI") is duly authorized to execute such Certificate(s) on behalf of such company.

         2.3 DELIVERY OF PURCHASE PRICE. At the Closing, AESP shall issue and deliver to the Shareholders certificates evidencing the AESP Shares in exchange for the Certificates.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AESP

         As a material inducement to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, AESP makes the following representations and warranties to the Shareholders:

         3.1 CORPORATE STATUS. AESP is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         3.2 CORPORATE POWER AND AUTHORITY. AESP has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. AESP has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3 CAPITALIZATION. SCHEDULE 3.3 sets forth the number of shares of each class of AESP's capital stock, the number of shares of AESP's capital stock issued and outstanding, and the number of such shares of AESP's capital stock held in treasury. All of the issued and outstanding shares of capital stock of AESP (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of AESP and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth in AESP's public filings with the SEC, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require AESP to issue or sell any shares of its capital stock (or





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securities convertible into or exchangeable for shares of its capital stock).
Except as set forth in AESP's public filings with the SEC, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to AESP. Except as set forth in AESP's public filings with the SEC, (i) there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of AESP, and (ii) AESP is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.4 LITIGATION. To the best of AESP's knowledge, there is no material action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting AESP, or any of its properties or assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which AESP is or was a party which have not been complied with in full or which continue to impose any material obligations on AESP.

         3.5 NO VIOLATION; CONSENTS AND APPROVAL. The execution and delivery of this Agreement by AESP, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement will not (i) contravene any provision of the organizational documents of AESP, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against AESP, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against AESP, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of AESP, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AESP, and those entities set forth in SCHEDULE 3.5.

         3.6 FINANCIAL STATEMENTS. AESP has delivered or made available to the Shareholders the financial statements of AESP, which for the purposes hereof shall be comprised of AESP's (i) Annual Report on Form 10-KSB for the year ended December 31, 1996, and (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997 ("AESP Financial Statements"). Copies of such financial statements have been filed with the SEC. The balance sheet dated as of June 30, 1996 from AESP's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 shall be referred to herein as the "Current Balance Sheet". AESP's Financial Statements fairly present the financial position of AESP at the Current Balance Sheet date and for the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods indicated. AESP's Financial Statements will reflect all adjustments necessary for a fair presentation of the financial information contained therein.



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



         3.7 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to AESP or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to AESP (including, without limitation, state sales taxes) have been paid and are accrued on the AESP Current Balance Sheet or will be accrued on its books and records as of the Closing.

         3.8 ENFORCEABILITY. This Agreement has been duly executed and delivered by AESP and constitutes a legal, valid and binding obligation of AESP, enforceable against AESP in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.9 AESP COMMON STOCK. Upon Closing and the issuance and delivery of certificates representing the AESP Shares to the Shareholders, the AESP Shares will be validly issued, fully paid and non-assessable shares of AESP Common Stock.

         3.10 NO COMMISSIONS. AESP has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

         As a material inducement to AESP to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and each of the Shareholders makes the following representations and warranties to AESP:

         4.1 CORPORATE STATUS. The Company is a limited corporation duly organized, validly existing and in good standing under the laws of Norway and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company only conducts business in Norway. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         4.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions



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contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Except with respect to ASI which is a limited company registered in the Norwegian Company Register, each of the Shareholders is an individual residing in Norway, and all of the Shareholders have the requisite competence and authority to execute and deliver this Agreement, to perform his, her or its respective obligations hereunder and to consummate the transactions contemplated hereby.
ASI is a corporation duly organized, validly existing and in good standing under the laws of Norway. ASI has the power and authority to execute and deliver this Agreement and perform its obligations hereunder, and has approved such execution, delivery and performance by all necessary corporate action.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and each of the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms.

         4.4 CAPITALIZATION. SCHEDULE 4.4(A) sets forth the number of shares of each class of the Company's capital stock, the number of shares of the Company's capital stock issued and outstanding, and the number of such shares of the Company's capital stock held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with the Norwegian Joint Stock Act of 1976, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth in SCHEDULE 4.4(B), there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth in SCHEDULE 4.4(C), there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth in SCHEDULE 4.4(D), there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         4.5 SHAREHOLDERS OF THE COMPANY. SCHEDULE 4.5 sets forth, with respect to the Company, the name, address and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, each shareholder of the Company as of the close of business on the date of this Agreement. As of the date hereof, the Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company, and each of the Shareholders owns such shares free and clear of all Liens, restrictions and claims of any kind, and AESP shall receive good and marketable title to such shares at the Closing.





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         4.6 NO VIOLATION; CONSENTS AND APPROVAL. The execution and delivery of this Agreement by the Company and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the organizational documents of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, any of the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or any of the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or
(v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AESP.

         4.7 RECORDS OF THE COMPANY. The copies of the organizational and operating documents of the Company which are attached hereto as SCHEDULE 4.7 are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to AESP for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, as previously made available to AESP, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company, and is attached to SCHEDULE 4.7.

         4.8 SUBSIDIARIES AND OTHER ENTITIES. SCHEDULE 4.8 sets forth the Company's ownership in, interest in and/or control over any other corporation, partnership, joint venture, or other business entity. The Company has taken the actions to merge its two wholly-owned subsidiaries, Datadistribusjon AS and Jotec Norge AS, with and into the Company and such merger shall be effective, with respect to the Norwegian Company Register, on October 25, 1997. The Shareholders further acknowledge and agree that the name of the Company shall be changed to "Jotec/AESP" and that as of the date hereof the Shareholders and AESP shall take all necessary action and file all appropriate documentation to effectuate the name change as soon as practicable.

         4.9 FINANCIAL STATEMENTS. The Shareholders have delivered (or will deliver subsequent to the date of this Agreement and as a condition to Closing) to AESP the financial statements of the Company, comprised of the Company's (ii) audited year-end financial statements consisting of


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balance sheets as of December 31, 1995 and 1996, income statements for the periods ended December 31, 1995 and December 31, 1996, and (ii) unaudited interim period financial statements consisting of balance sheets as of August 31, 1996 and 1997, income statements for the periods ended August 31, 1996 and 1997, including the notes thereto and translated into English (the "Company Financial Statements"). Copies of such financial statements shall become
SCHEDULE 4.9 hereto. The balance sheet dated as of August 31, 1997 of the Company shall be referred to herein as the "Company Current Balance Sheet". The Company Financial Statements shall fairly present the financial position of Company at the Company Current Balance Sheet date and the results of operations for the periods covered thereby, and shall have been prepared in accordance with generally accepted accounting principles in Norway (and reconciled into U.S. GAAP in accordance with SEC rules and regulations) consistently applied throughout the periods indicated and sufficient in form and substance in the opinion of AESP's independent auditors for use by AESP in its filings with the SEC in accordance with the rules and requirements applicable to AESP as a company whose securities are registered under Section 12(g) under the Securities Exchange Act of 1934, as amended. The books and records of the Company fully and fairly reflect all transactions, properties, assets and liabilities of the Company. There are no material special or non-recurring items of income or expense during the periods covered by the Company Financial Statements and the balance sheets included in the Company Financial Statements will not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Company Financial Statements will reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         4.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth in SCHEDULE 4.10, since the date of the Current Balance Sheet, the Company has not: (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of



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business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000;
(xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         4.11 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with generally accepted accounting principles in effect in Norway consistently applied, were not recorded thereon.

         4.12 LITIGATION. Except as set forth on SCHEDULE 4.12 attached hereto, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting the Company, or any of its properties or assets, the Shareholders or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

         4.13 ENVIRONMENTAL MATTERS. The Company has complied with all environmental laws, rules and regulations applicable to its operations, properties and assets.

        4.14   REAL ESTATE.

               (a) The Company does not own any real property or any interest therein; and

               (b) SCHEDULE 4.14(B) sets forth a list of all leases, licenses or similar agreements ("Leases") to which the Company is a party (copies of which have previously been furnished to AESP), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property set-back and building lines of the respective property. The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the



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passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases.

         4.15 GOOD TITLE TO AND CONDITION OF ASSETS.

               (a) The Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

               (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet. SCHEDULE 4.15(B) lists the vehicles owned, leased or used by the Company, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease, and, whether owned or leased.

         4.16 COMPLIANCE WITH LAWS.

               (a) The Company is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

               (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

               (c) The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         4.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 4.17(A) sets forth the name, address and current rate of compensation of the employees of the Company. The Company is not delinquent in any payments to any of its directors, employers or former directors or employers for any wages,



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salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such persons. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in applicable law. There is no pending or threatened charge or complaint against the Company by or with any Governmental Authority or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the 24 months prior to the date hereof. Except as set forth in SCHEDULE 4.17(B), none of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Share Exchange or otherwise. SCHEDULE 4.17(C) contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which the Company is a party or under which the Company has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Except as provided in SCHEDULE 4.17(D), the Company has complied in all material respects with applicable laws, rules and regulations relating to employment, and employment practices, terms and conditions of employment, wages and hours.

         4.18 EMPLOYEE BENEFIT PLANS.

               (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 4.18(A) contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to any person, medical, health or other insurance, share incentive, share option, or employee profit sharing or bonus plans, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate English language translations of which have been, or shall be by Closing, furnished to AESP).

               (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the knowledge of the Company, there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; and (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed.

         4.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Company (including, without limitation, value added taxes) have been paid and are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. Except as set forth in SCHEDULE 4.19 hereto: (i) with respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; (vi) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company;
(vii) the Company will not be required (a) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under any provision of law in taxable income for any taxable period (or portion thereof) beginning after the Closing or (b) as a result of any provision of law, to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (viii) the Company has not been a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Tax Return;
(ix) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (x) no claim has ever been asserted against the Company in writing by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction; (xi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company since the date of its formation have been or will be (on or before the Closing) furnished or made available to AESP; and (xii) the Company will not be subject to any Taxes for the period ending at the Closing Date for any period for which a Tax Return has not been filed imposed pursuant to any provision of law. Notwithstanding anything contained herein to the contrary, in the event the Company is assessed additional Taxes or costs of any nature due to the filing of amended returns in connection with the Company Tax Returns for the years 1995 and 1996, the Shareholders shall not be responsible for such additional Taxes or costs to the extent such additional Taxes or costs are due to any of the adjustments made by the Company and requested by AESP. However, the Shareholders shall be responsible for such additional Taxes and costs if the adjustments were due to the actions or omissions of the Shareholders or to matters other than the matters amended in such amended returns.

         4.20 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Closing Date, each of the Insurance Policies will be in full force and effect. None of the Insurance

Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. SCHEDULE 4.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been or shall be provided to AESP by the Closing) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         4.21 RECEIVABLES AND PAYABLES. All of the Receivables and Payables (as such terms are hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. All of the Payables must be paid within six months of closing, are accurately reflected in the Current Balance Sheet and were incurred in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable. For the purpose of this Agreement, the term "Payables" represents amounts owed by the Company to another party whether or not currently due. SCHEDULE 4.21 shall set forth the Company's Receivables and Payables as of the Closing Date.

         4.22 LICENSES AND PERMITS. The Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, including with respect to the operation of each of the Leased Premises, and SCHEDULE 4.22 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. Except as set forth in SCHEDULE 4.23(A) hereto, the Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Company of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. No customer has advised the Company of its intent to, or has threatened the Company, to terminate its relationship with the Company. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property. Except as set forth in SCHEDULE 4.23(B) hereto, no officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

         4.24 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         4.25 CONTRACTS.

               (a) SCHEDULE 4.25 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to AESP. The copy of each Designated Contract furnished to AESP is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Designated Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract.

               (b) As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of three (3) months or more, entered into in the ordinary course of business without material modification from the preprinted forms used by the Company in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty
(60) days or less; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to any employee, officer or director of the Company, and all employee handbooks, policy statements and similar plans; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         4.26 CUSTOMER LISTS AND RECURRING REVENUE. SCHEDULE 4.26 is a true, correct and complete list of all existing customers (collectively, the "Customers") of the Company who have entered into valid and enforceable agreements with the Company. True, correct and complete copies of such agreements, and any ordinances relating thereto, have been furnished by the Shareholders to AESP. Other than the Customers listed on SCHEDULE 4.26, no customer of the Company as of the date of this Agreement accounts for more than 1% of its annual revenue. SCHEDULE 4.26 sets forth each Customer's name, address, account number, term of franchise or agreement, billing cycle, type of service and rates charged.

         4.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the AESP Shares hereunder for his, her or its own account for investment purposes only and not with a view to, or for the sale in connection with, any distribution of any of the AESP Shares, except in compliance with applicable securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with AESP and has had the opportunity to obtain such information pertaining to AESP as has been requested, including but not limited to its public filings made by AESP with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the most recent filings by AESP of its Annual Reports on Form 10-KSB, and any filings of its Quarterly Reports on Forms 10-QSB or Current Reports 8-K since the end of AESP's last fiscal year end. Each of the Shareholders has such knowledge and experience in business or financial matters that he, she or it is capable of evaluating the merits and risks of an investment in the AESP Shares.

         Shareholder represents that he, she or it is not a "U.S. Person," as that term is defined in Regulation S promulgated under the Securities Act, and that they are not acquiring the AESP Shares in the Share Exchange for the account or benefit of a "U.S. Person." Rule 902(o) of Regulation S defines a "U.S. Person" as (i) a natural person resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust or which any trustee is a U.S. person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the

United States; and (viii) a partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts.

         4.28 BANK ACCOUNTS; BUSINESS LOCATIONS. SCHEDULE 4.29 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on SCHEDULES 4.14(A), if any, and 4.14(b) and the Company's principal places of business and chief executive offices are indicated on SCHEDULE 4.14(A), if any, or 4.14(B), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are fully identified on SCHEDULES 4.14(A), if any, and 4.14(B).

         4.29 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on SCHEDULE 4.30. Except as set forth on SCHEDULE 4.30, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         4.30 NO COMMISSIONS. Neither the Company nor the Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                    ARTICLE V

                   CONDUCT OF BUSINESS PENDING SHARE EXCHANGE

         5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE SHARE EXCHANGE. The Company covenants and agrees that, between the date of this Agreement and the Closing Date, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent with past practice. The Company shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of AESP:

               (a) amend or otherwise change its organizational or operating documents;

               (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

               (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

               (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

               (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than for an aggregate of less than $10,000 in the ordinary course of business, consistent with past practice;

               (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently contractually bound (in writing) to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

               (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

               (i) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

               (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article IV untrue or incorrect.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 FURTHER ASSURANCES; COMPLIANCE AND COVENANTS; CLOSING DOCUMENTS. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. The Shareholders shall cause the Company to comply with all of the respective covenants of the Company under this Agreement. At the Closing, the Company and the Shareholders covenant and agree to deliver to AESP the certificates, opinions and other documents required to be delivered to AESP pursuant to Article VII and AESP covenants and agrees to deliver to the Company and the Shareholders such documents required to be delivered to the Company and the Shareholders pursuant to Article VIII.

         6.2 NOMINEES TO COMPANY'S BOARD OF DIRECTORS. The parties acknowledge and agree that, as of the Closing Date, the Company's Board of Directors shall consist of Knut Johansson, Eivind Urbye, Heikki Giverholt, Slav Stein, and Roman Briskin and that Johansson shall remain on the Company's Board of Directors for at least a period of one (1) year from the Closing Date, and that Mr. Urbye shall remain on the Company's Board of Directors until the Registration Statement concerning Mr. Urbye's AESP Shares is declared effective by the Securities and Exchange Commission.

         6.3 EMPLOYMENT AND CONSULTING AGREEMENTS.

               (a) Vera Nygard and Karl Petter Gi0rtz shall enter into employment agreements with the Company in the form of EXHIBIT 6.3(A), attached hereto and incorporated by reference, as of, and as a condition to, Closing. Such agreements shall contain, among other provisions, non-competition provisions.

               (b) Knut Johansson shall enter into a consulting agreement with AESP in the form of EXHIBIT 6.3(B), attached hereto and incorporated by reference, as of, and as a condition to, Closing. Such agreement shall contain, among other provisions, a non-competition provision as well as a provision providing for Knut Johansson to serve as a member and Chairman of the Board of Directors of the Company and as a consultant to AESP.

         6.4 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the NASDAQ SmallCap Market (or any exchange on which the AESP Common Stock may be listed) in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         6.5 OTHER ACTIONS. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The obtaining of all consents, approvals, authorizations, qualifications and orders of any Governmental Authority required prior to the Closing to effect the Share Exchange shall be a condition precedent to the Closing.

         6.6 ACCESS TO INFORMATION. From the date hereof to the Closing Date, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford AESP and AESP's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by AESP shall affect any representation or warranty in this Agreement.

         6.7 NOTIFICATION OF CERTAIN MATTERS. The Shareholders shall give prompt notice to AESP of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         6.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that AESP may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case AESP will consult with an officer of the Company prior to making such disclosure).

         6.9 NO OTHER DISCUSSIONS. The Company and the Shareholders and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Shareholders will immediately notify AESP if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         6.10 RESTRICTIVE COVENANTS. In order to assure that AESP will realize the benefits of the Share Exchange (and assuming, pursuant to this Agreement that, among other things, the business, assets, customers, certain employee, and proprietary rights of the Company become those of or become employed by (as the case may be) AESP as of the Closing), each of the Shareholders agree with AESP that he, she or it will not:

               (a) for a period of three (3) years from the Closing Date alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity which is directly or indirectly in competition with the business currently conducted by AESP, any of its subsidiaries, affiliates, and/or distributors; provided, however, that the beneficial ownership of less than 10 percent (10%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

               (b) for a period of three (3) years from the Closing Date (i) induce any Person which is a customer of AESP, any of its subsidiaries, affiliates, and/or distributors to patronize any business directly or indirectly in competition with the business conducted by AESP, any of its subsidiaries, affiliates, and/or distributors; (ii) canvass, solicit or accept from any Person which is a customer of AESP, any of its subsidiaries, affiliates and/or distributors, any such competitive business; or (iii) request or advise any Person which has a business relationship with AESP, any of its subsidiaries, affiliates, and/or distributors to withdraw, curtail or cancel any business with such entity;

               (c) for a period of three (3) years from the Closing Date employ, or knowingly permit any company or business directly or indirectly controlled by him or her, to employ, any person who was employed by AESP or any of its subsidiaries, affiliates, and/or distributors at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment; and

               (d) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his or her possession AESP's proprietary rights or records, including, but not limited to, any of its customer lists.

         With respect to Karl Petter Giortz, each of the restrictive covenants set forth above in this Section, to which Mr. Giortz shall also be part of the employment agreement between Mr. Giortz and the Company (referenced in SECTION
6.3 above). Such provisions shall not apply, however, in the event that Mr. Giortz is terminated without cause pursuant to the terms of the referenced employment agreement. Notwithstanding anything contained herein to the contrary, such restrictive covenants shall remain in effect during their applicable terms so long as Mr. Giortz continues to receive compensation or any other payments from the Company pursuant to such employment contract.

         With respect to Knut Johansson, the provisions of this SECTION 6.10 shall only apply for a period of two (2) years. With respect to ASI and Eivind Urbye, the provisions of this SECTION 6.10 shall only apply for a period of one
(1) year.

         The Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect AESP after the Closing Date. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to AESP and upon breach of any provision of this Section, AESP shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which AESP may have (including, without limitation, the right to seek monetary damages).

         6.11 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. AESP shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Company. The Shareholders shall provide AESP or its designated agents or consultants with the access to such property which AESP, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to AESP in its sole discretion, then AESP may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. AESP's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Company and/or the Shareholders under this Agreement.

         6.12 TRADING IN AESP COMMON STOCK. Except as otherwise expressly consented to by AESP, from the date of this Agreement until the Closing Date, neither the Company nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of AESP Common Stock in any transactions effected on the NASDAQ Small Cap

Market or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of AESP Common Stock to be received pursuant to this Agreement.

         6.13 ACCOUNTING TREATMENT. The Shareholders acknowledge that it is AESP's intention that the transactions contemplated by this Agreement be accounted for as a pooling of interests business combination and that each of the Shareholders may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act. Accordingly, each of the Shareholders as of, and as a condition to, Closing shall execute that certain Affiliate Representation Letter in the form of EXHIBIT 6.13 and agrees to those restrictive covenants set forth therein.

         6.14 CERTAIN TAX MATTERS. The Shareholders shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis, all Tax Returns as set forth on SCHEDULE 6.14 for the Company for any period ending on or before the Closing Date. The Shareholders shall provide such Tax Returns to AESP for review at least 60 days prior to their due date (including extensions where applicable), or as soon as practicable. The Shareholders shall not file any amended Tax Returns with respect to the Company without the prior written consent of AESP. The Shareholders and AESP shall provide the other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the other party in connection with the preparation of any tax return or any audit or other proceeding relating to the Company.

         6.15 SHAREHOLDER VOTE. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company to the Share Exchange and the transactions contemplated hereby, and waives notice of any meeting in connection therewith, and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of any capital stock of the Company.


                                   ARTICLE VII

                      CONDITIONS TO THE OBLIGATIONS OF AESP

         The obligations of AESP to effect the Share Exchange shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by AESP:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company and the Shareholders shall have delivered to AESP a certificate, dated as of the Closing Date, duly signed (in the case of the Company, by the Chairman of the Board of Directors), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change to the Company, (ii) there shall have been no adverse national or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and (iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to AESP a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholders.

         7.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to AESP (i) copies of the organizational and operating documents of the Company as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by all appropriate Norwegian governmental authorities, and if applicable, by all other governmental authorities in jurisdictions in which the Company is qualified to do business as of a date not more than ten days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

         7.4 OPINION OF COUNSEL. AESP shall have received an opinion dated as of the Closing Date from counsel for the Company and the Shareholders, in form and substance acceptable to AESP, to the effect that:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Norway and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

               (b) The Company has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Share Exchange;

               (c) All issued and outstanding shares of capital stock of the Company are owned as set forth on SCHEDULE 4.5 hereto;

               (d) Such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any Material Adverse Effect on the Company, or which questions the validity of this Agreement;

               (e) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made by the Shareholders pursuant to
ARTICLE IV of this Agreement;

               (f) This Agreement is a valid and binding obligation of the Company, and the Shareholders, and enforceable against the Company and the Shareholders in accordance with its terms; and

               (g) Such other matters as AESP shall reasonably request.

         7.5 CONSENTS. The Company shall have received consents, as set forth in
SCHEDULE 7.5, to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. AESP shall have received consent from its lenders.

         7.6 SECURITIES LAWS. AESP shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the AESP Shares, in connection with the transactions contemplated hereby.

         7.7 COMPANY ORDINARY STOCK. At the Closing, each of the Shareholders shall have delivered to AESP all certificates evidencing the shares of capital stock of the Company held by them, and duly executed stock powers with signatures medallion guaranteed or other appropriate transfer documents.

         7.8 POWER OF ATTORNEY. At the Closing, ASI shall have delivered to AESP a power of attorney appointing Eivind Urbye its legal representative with the power to execute and deliver this Agreement and all documents related thereto on behalf of ASI.

         7.9 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Share Exchange or any other transaction contemplated hereby, and which, in the judgment of AESP, makes it inadvisable to proceed with the Share Exchange and other transactions contemplated hereby.

         7.10 BOARD APPROVAL. The Board of Directors of AESP, and the Board of Directors and Shareholders of the Company, shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

         7.11 EMPLOYMENT. Vera Nygard and Karl Petter Gi0rtz shall have entered into employment agreements and Knut Johansson shall have entered into a consulting agreement in the form of EXHIBIT 6.3(A) AND (B), respectively, with the Company or AESP, as the case may be.

         7.12 FINANCIAL STATEMENTS. The Company shall have provided AESP with the Company Financial Statements prepared in conformity with Norwegian GAAP (reconciled to U.S. GAAP) and such statements shall not indicate information which is material and adverse to the financial information previously provided to AESP.

         7.13 DUE DILIGENCE REVIEW. AESP shall be satisfied with the results of its due diligence review and Environmental Assessment.

         7.14 RELEASES. Each of the Shareholders shall deliver to AESP a release (collectively, the "Releases") in such form as is reasonably satisfactory to AESP releasing all claims of any nature against the Company, if any, and any claims arising out of the Share Exchange and the transactions contemplated by this Agreement, provided that such Release shall not cover (i) any rights of the Shareholders against AESP under this Agreement, (ii) any employment benefits accrued in the ordinary course of business consistent with past practice or related rights under law, or (iii) any rights under law to indemnification against third party claims arising with respect to any of the Shareholders' service as officers, directors or agents of the Company prior to the Closing Date.


                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the Share Exchange shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholders:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of AESP contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. AESP shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. AESP shall have delivered to the Company and the Shareholders a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         8.2 AESP SHARES. At the Closing, AESP shall have issued all of the AESP Shares and shall have delivered to the Shareholders certificates representing the AESP Shares issued to them hereunder.

         8.3 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing.


                                   ARTICLE IX

                               REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the AESP Shares issued to them hereunder:

         9.1 REGISTRATION RIGHTS FOR AESP SHARES; FILING OF REGISTRATION STATEMENT. AESP shall, on or before February 28, 1998, file a registration statement under the Securities Act for the purpose of registering the AESP Shares for resale by a Holder(s) thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of AESP Shares whenever such person is the record owner of AESP Shares. AESP will use reasonable efforts to have the Registration Statement become effective and cause the AESP Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable. Notwithstanding the foregoing, AESP may delay filing a Registration Statement for up to 30 days, and may withhold efforts to cause the Registration Statement to become effective, if AESP determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by AESP (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised.

         9.2 EXPENSES OF REGISTRATION. AESP shall pay all expenses incurred by AESP in connection with the registration, qualification and/or exemption of the AESP Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of AESP's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by AESP in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. AESP shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the AESP Shares.

         9.3 FURNISHING OF DOCUMENTS. AESP shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the AESP Shares.

         9.4 AMENDMENTS AND SUPPLEMENTS. AESP shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the AESP Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. AESP shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, AESP advises the Holders that AESP considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the AESP Shares until AESP advises the Holders that the Registration Statement has been amended.

         9.5 DURATION. AESP shall maintain the effectiveness of the Registration Statement until such time as AESP reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. AESP's obligations contained in this ARTICLE IX shall terminate on the first anniversary of the Closing Date.

         9.6 FURTHER INFORMATION. If AESP Shares owned by a Holder are included in any registration, such Holder shall furnish AESP such information regarding itself as AESP may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         9.7 LOCK-UP OF CERTAIN AESP SHARES. Karl Petter Gi0rtz agrees that he will not, without AESP's prior written consent, sell, contract to sell, or otherwise dispose of any of the AESP Shares or any other securities of AESP now owned or hereinafter acquired by Mr. Gi0rtz for a period of one (1) year from the Closing Date of this Agreement.


                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. Each of the Shareholders agrees, severally and not jointly, to indemnify and hold AESP harmless from and against their proportionate share of the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by AESP arising out of or resulting from (i) any breach of a representation or warranty made by the Company or any of the Shareholders in or pursuant to this Agreement,
(ii) any breach of the covenants or agreements made by the Company and any Shareholder in or pursuant to this Agreement (other than the covenant not to compete contained in SECTION 6.10 which shall be governed by Section 10.2 below), or (iii) any inaccuracy in any certificate delivered by the Company and/or any Shareholder pursuant to this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, AESP shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of the Company and the Shareholders hereunder been performed in full.

         10.2 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY FOR BREACH OF COVENANT NOT TO COMPETE. Each of the Shareholders agrees, severally and not jointly, to indemnify and hold AESP harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by AESP arising out of or resulting from a breach by such Shareholder of the covenant not to compete contained in SECTION 6.10 made by any Shareholder (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, AESP shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had such breach not occurred.

         10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date, except with respect to representations concerning Taxes which shall survive for applicable periods of limitation. No claim for the recovery of Indemnifiable Damages arising out of a breach of any representation or warranty may be asserted by AESP against the Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of the Company shall expire at the Closing Date.

         10.4 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude AESP or any of its shareholders from asserting any other right, or seeking any other remedies or against the Company and/or the Shareholders.

         10.5 NO BAR; WAIVER. AESP may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholders hereby waive any rights to contribution or any similar rights they may have against the Company as of a result of their agreement to indemnify AESP under this ARTICLE X.

         10.6 BASKET. The foregoing notwithstanding, the Company shall not be obligated to pay any claims under this SECTION 10 unless and until the aggregate amount of all claims for indemnifi cation sought by AESP exceeds $25,000. Once the aggregate amount of claims exceeds $25,000, AESP shall be entitled indemnity for ALL such amounts of such claims (including the first $25,000).


                                   ARTICLE XI

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Closing Date of the AESP Shares:

         11.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of AESP Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by AESP with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to AESP an opinion of counsel (which counsel and opinions shall be satisfactory to AESP) that such exception is available, or (b) an effective registration statement filed by AESP with the SEC under the Securities Act. The Shareholders further understand and agree that the AESP Shares being acquired hereunder may not be sold or otherwise disposed of pursuant to Regulation S promulgated under the Securities Act.

         11.2 LEGEND. The certificates representing the AESP Shares shall bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

AESP may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE XII

                                   DEFINITIONS

         12.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         12.2 Other Definitional Provisions.

               (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

               (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

               (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

               (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                  ARTICLE XIII

                                   TERMINATION

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (i) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (ii) by AESP in the event of a material breach by the Company or any of the Shareholders of any provision of this Agreement; or

                  (iii) by the Company in the event of a material breach by AESP of any provision of this Agreement; or

                  (iv) by any party at any time prior to the Effective Date if there shall be a pending or threatened action or proceeding before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby, and which, in the reasonable judgment of such party, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                  (v) by either AESP or the Company if the Closing shall not have occurred by December 31, 1997.

         13.2 EFFECT OF TERMINATION. Except for the provisions of ARTICLE X hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to SECTION 13.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

         14.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

               (a)    IF TO AESP TO:

                      Advanced Electronic Support Products, Inc.
                      1810 N.E. 144th Street
                      North Miami, Florida  33181
                      Attn:  Slav Stein, President
                      Telecopy:  (305) 944-7710

                      WITH A COPY TO:

                      Akerman, Senterfitt & Eidson, P.A.
                      One Southeast Third Avenue, 28th Floor
                      Miami, Florida  33131
                      Attention:  Philip B. Schwartz, Esq.
                      Telecopy: (305) 374-5095

               (b)    IF TO THE SHAREHOLDERS TO:

                      c/o Dataholding AS
                      Ole Deviks Vei 14
                      0666 Oslo, Norway
                      Attn: Chairman
                      Telecopy:  011-47-2264-0544

                      WITH A COPY TO:

                      Advokatine M.N.A.
                      Kr. Augustsgt 13
                      0164 Oslo, Norway
                      Attention: Rune Berg, Esq.
                      Telecopy: 011-47-2211-6615

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery, or certified or registered mail.

         14.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         14.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         14.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any



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provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         14.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company, or any Shareholders without the prior written consent of AESP.

         14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         14.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         14.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         14.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; (f) said party has obtained



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such advice, as they shall have determined to be necessary, regarding both U.S.
and Norwegian law; (g) said party has obtained such advise, as they shall have determined to be necessary, regarding the fact that this Agreement is in English (which the parties have agreed is the language to be used in this Agreement); and (h) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                         [Signatures on following page]























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



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                AESP:

                                Advanced Electronic Support Products, Inc., a Florida corporation

                                By: /S/ SLAV STEIN
                                    --------------------------------
                                    Name: Slav Stein
                                    Title:   President


                                THE COMPANY:

                                Dataholding AS, a Norwegian limited company

                                By:/S/ KNUT JOHANSSON
                                   --------------------------------
                                   Name: Knut Johansson
                                   Title:   Chairman


                                THE SHAREHOLDERS:

                                    /S/ VERA NYGARD
                                    --------------------------------
                                    VERA NYGARD, individually


                                 AS INDUSTRIBYGNINGEN

                                 By: /S/ EIVIND URBYE
                                     --------------------------------
                                     Name:  Eivind Urbye
                                     Title:    President

                                     /S/ KARL PETTER GI0RTZ
                                     --------------------------------
                                     KARL PETTER GI0RTZ, individually

                                      /S/ EIVIND URBYE
                                      --------------------------------
                                      EIVIND URBYE, individually



                                      /S/ KNUT JOHANSSON
                                      --------------------------------
                                      KNUT JOHANSSON, individually
























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



                         LIST OF EXHIBITS AND SCHEDULES


Exhibit 6.3(a) Employment Agreement
Exhibit 6.3(b) Consulting Agreement
Exhibit 6.13   Affiliate Representation Letter

Schedule       1.3           Exchange of Shares
Schedule       4.4(a) - (d)  Capitalization
Schedule       4.5           Shareholders
Schedule       4.7           Organizational and Operating Documents
Schedule       4.8           Subsidiaries and Other Entities
Schedule       4.9           Financial Statements
Schedule       4.10          Changes Since Balance Sheet Date
Schedule       4.12          Litigation
Schedule       4.14(b)       Leased Premises
Schedule       4.15(b)       Vehicles
Schedule       4.17(a) - (d) Employees
Schedule       4.18(a)       Employee Benefit Plans
Schedule       4.19          Tax Matters
Schedule       4.20          Insurance Matters
Schedule       4.21          Receivables and Payables
Schedule       4.22          Permits
Schedule       4.23(a)       Adequacy of Assets
Schedule       4.23(b)       Affiliated Transactions
Schedule       4.25          Designated Contracts
Schedule       4.26          Material Customers
Schedule       4.28          Bank Accounts
Schedule       4.29          Names
Schedule       6.14          Certain Tax Matters
Schedule       7.5           Consents










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